Exhibit 10.2

Purchase Contract

Contract NO.: 0001086

The Supplier: Anhui Fengyuan Tongling Traditional Chinese Medicine Pieces Co., Ltd.        Place:

The Buyer:	Date: June 1, 2017

Trade Name	Origin	Specification	Units	Unit Price	Number	Amount	Time of delivery or receiving goods
ZhiDiLong			kg	110.00	40.00	RMB4400
ChaoSuanZaoRen			kg	150.0	100.00	RMB 15000
QiangHuo			kg	155	100	RMB 15000
CuYuanFu			kg	48	200	RMB 9600
Papaya			kg	23	100	RMB 2300
ZhiFuPian			kg	24	100	RMB 2400
DuanMuLi			kg	2	240	RMB 480
Total Amounts (capitalize): RMB 49,180

I.	Quality standard: The traditional Chinese medicine pieces should conform to China Pharmacopoeia and other associated regional standards.

II.	The method of transportation and fee: The goods sent to port, the shipping fee bearded by ; Destination , shipping fee bearded by .

III.	Deadline of raising an objection: Within ten days of receiving the goods.

IV.	Terms of shipment: 1. The buyer after receives the goods days, pays through ☐ Bank Check ☐ Remittance ☐ Bank Draft ☐ Cash on delivery to designated account (or pay in advance)

V.	Liability for breach of contract: If the buyer underpayment, he/she will volunteer to repay undue outstanding amounts and interest rate until repay completion.

VI.	Dispute resolutions: Any disputes generate from this contract, negotiated by both parties, if negotiation failed, the arbitration settled by the jurisdiction court of the supplier.

VII.	Nature of contract:

☐ one-off contract ☐ long-term contract deadline        months, from        Year____Month       Day to       Year           Month        Day

VIII.	The specific type, specification, price and number of traditional Chinese medicine pieces are in accordance with the receipts or letters of buyers.

IX.	Miscellanea:

1.	Under this contract, the buyer cannot pay the goods in cash to the proxy of supplier (contract dealers), otherwise the buyer will bear all losses.
2.	The disputes generated from the quality of products, both parties should abide by the inspection report provided by legal authority.
3.	Without consent of the supplier, the buyer cannot return the goods, as the supplier does not agree the returns from non-quality issues.

4.	For the goods need to be stored in certain terms, the buyer should conform to the relevant conditions, equipments in warehouse; otherwise the buyer will bear all losses.
5.	The settlement is on the basis of the invoice amounts, the buyer cannot unilateral deducts the accounts payable.
6.	Both parties should review account checking at least once a year, the buyer should provide qualified statement of account with company seal or finance seal.
7.	The supplier just authorizes the proxy to sell the products of “Anhui Fengyuan Tongling Traditional Chinese Medicine Pieces Co., Ltd.”, the supplier shall not be liable for any unauthorized selling.
8.	For other items, the buyer need to offer the specific letter of authorization from the supplier (such as transfer or lend cargo), otherwise the buyer the buyer will bear all losses.
9.	Other unmentioned items should conform to the Contract Law of the PRC.

X.	This contract is in duplicate, one original for each part; effective once signed by both parties (with official seal).

The buyer: Anhui Fengyuan Tongling Traditional Chinese Medicine Pieces Co., Ltd.

Address: No.3588 Tongdu Road, Tongling city, Anhui province

Issuing Bank: Tongdu branch of Tongling ICBC

Account No.:

Tax No.: 3407027647763737

Tel: 0562-2625722

Fax: 0562-2625722

Postcode: 244000

Entrusted proxy: